                                                                    EXHIBIT 10.5

                                  30 April 2004

                          MEIF LUXEMBOURG HOLDINGS S.A.

                                   COINVESTORS

                  MACQUARIE INVESTMENT MANAGEMENT (UK) LIMITED

                       MACQUARIE LUXEMBOURG WATER S.A.R.L

                    -----------------------------------------

                             SHAREHOLDERS' AGREEMENT

                        RELATING TO MACQUARIE LUXEMBOURG
                                  WATER S.A.R.L

                    -----------------------------------------

                           SEW Coinvestment Agreement

                                    CONTENTS

CLAUSE                                                                                   PAGE
1.     DEFINITIONS AND INTERPRETATION...............................................       1
       Statutory provisions.........................................................       4
       Clauses and Schedules........................................................       4
       Singular/plural..............................................................       4
       Headings.....................................................................       4
       Agreed form..................................................................       4
       Exercise of powers of control................................................       5
       Permitted Transferees and Group Members......................................       5

2.     ESTABLISHMENT OF JOINT VENTURE...............................................       5

3.     PURPOSE OF THE COMPANY.......................................................       6

4.     RELATED AGREEMENTS...........................................................       6

5.     THE BOARD AND MANAGEMENT.....................................................       6
       Supervision by the Board.....................................................       6

6.     APPOINTMENT OF THE ADVISER...................................................       7

7.     RESERVED MATTERS.............................................................       7
       Use of powers................................................................       7
       Reserved Shareholder Matters.................................................       7
       Meetings of Shareholders.....................................................       7

8.     FINANCIAL MATTERS............................................................       8
       Auditors.....................................................................       8
       Accounting Reference Date....................................................       8
       Distribution of cash.........................................................       8
       Accounting principles........................................................       8

9.     EXPENSES.....................................................................       8

10.    TAX MATTERS..................................................................      10
       Co-operation.................................................................      10
       Residence....................................................................      10

11.    REGULATORY MATTERS...........................................................      10
       Co-operation.................................................................      10
       Regulatory Action............................................................      10

12.    TRANSFER.....................................................................      11
       General......................................................................      11

                                                                          Page I

       Restriction on transfer......................................................      11
       Transfer of Shares - concurrent requirements.................................      11
       Assignment of rights under Preferred Equity Certificate Agreement............      11

13.    ISSUE OF NEW SECURITIES......................................................      11

14.    FURTHER ASSURANCE............................................................      13

15.    NON-ASSIGNMENT...............................................................      13

16.    WAIVER OF RIGHTS.............................................................      13

17.    AMENDMENTS...................................................................      13

18.    INVALIDITY...................................................................      13

19.    NO PARTNERSHIP OR AGENCY.....................................................      13

20.    ANNOUNCEMENTS................................................................      14

21.    COSTS........................................................................      14

22.    NO RELIANCE..................................................................      14

23.    CONFLICT WITH ARTICLES.......................................................      14
       Supremacy of this Agreement..................................................      14

24.    DURATION.....................................................................      15

25.    NOTICES......................................................................      15
       Notices......................................................................      15
       Notice details...............................................................      15
       English language.............................................................      17

26.    COUNTERPARTS.................................................................      17

27.    RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999....................      17

28.    GOVERNING LAW AND JURISDICTION...............................................      17

SCHEDULE 1  DEED OF ADHERENCE.......................................................      18

SCHEDULE 2  ARTICLES OF THE COMPANY.................................................      22

SCHEDULE 3  TRANSFER OF SECURITIES..................................................      23

SCHEDULE 4  THE COINVESTORS.........................................................      28

                           SEW Coinvestment Agreement

                                                                         Page II

THIS AGREEMENT is made on 30 April 2004

BETWEEN

(1) THE PARTIES whose names and addresses are set out in Schedule 4 to this Agreement (each a "COINVESTOR");

(2) MEIF LUXEMBOURG HOLDINGS S.A. a company organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 398, route d'Esch, L-1471 Luxembourg ("MEIF");

(3) MACQUARIE INVESTMENT MANAGEMENT (UK) LIMITED incorporated under the laws of England whose registered office is at 1 Ropemaker Street, London EC2Y 9HD United Kingdom ("ADVISER");

(4) MACQUARIE LUXEMBOURG WATER S.A.R.L, a company incorporated under the laws of Luxembourg, whose registered office is at 5, rue Guillaume Kroll, -1882 Luxembourg, Grand-Duchy of Luxembourg ("the COMPANY").

WHEREAS

(A) The Coinvestors and MEIF have agreed to invest in South East Water ("SEW") through the Company. MEIF is the controlling shareholder of the Company.

(B) The Company proposes to purchase from Macquarie Leasing (UK) Limited (a subsidiary of Macquarie Bank Limited ("MBL")) 41,680,500 shares in the Parent for (pound)41,680,501 comprising 75.1% of the issued share capital of the Parent and to subscribe for (pound)41,680,501 nominal of unsecured loan notes in the Parent (together, "THE PARENT SECURITIES").

(C) To provide the funds necessary to enable the Company to purchase the shares in the Parent, the Coinvestors and MEIF will enter into the Preferred Equity Certificate Agreements with the Company as described in this Agreement.

(D) The parties are entering into this Agreement in order to set out the terms governing the relationship of the Shareholders in the Company.

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, and in the Recitals and Schedules, the Terms set out in this clause 1 shall (unless the context requires otherwise) have the following respective meanings:

ADVISER means Macquarie Investment Management (UK) Limited;

ARTICLES means the articles of association of the Company as amended from time to time;

ASSOCIATES means in relation to a company, any member of its Group;

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AUDITORS means the auditors of the Company from time to time;

BOARD means the board of managers of the Company;

BUSINESS means the business to be carried on by the Company, as described in clause 3;

BUSINESS DAY means a day on which clearing banks generally are open in Luxembourg and London for a full range of business;

CHAIRMAN means the chairman from time to time of the Board and of the Company;

COMPANY means any body corporate, wherever incorporated;

COSTS has the meaning given in clause 9.1;

DEED OF ADHERENCE means a deed in the form set out in Schedule 1;

DRAG-ALONG REQUEST has the meaning given in paragraph 3.2 of Schedule 3;

DRAG-ALONG RIGHT has the meaning given in paragraph 3.1 of Schedule 3;

FINANCIAL YEAR means a financial period of the Company;

GROUP means, in relation to the Company or a Shareholder, that company and its holding company and subsidiaries of it or of such holding company for the time being;

HOLDING COMPANY shall have the meaning ascribed to that expression by sections 736 and 736A of the Companies Act 1985;

MANAGERS means the board of managers of the Company;

MEIF UK means MEIF UK Limited, a company incorporated in England and Wales (registered number 4866246) with its registered office at Level 30 City Point, 1 Ropemaker Street, London EC2Y 9HD;

MBL has the meaning given in recital (B);

NON-DEFAULTING SHAREHOLDER has the meaning given in clause 2.3;

NON-MEIF SHAREHOLDER means each Shareholder other than MEIF;

OFFERED SECURITIES has the meaning given in paragraph 2.2 of Schedule 3;

PARENT means Macquarie Water UK Limited, a company incorporated in England and Wales (registered number 4866247) whose registered office is at Level 30 Citypoint, 1 Ropemaker Street London EC2Y 9HD, the parent company of SEW;

PARENT SECURITIES has the meaning given in recital (B);

                           SEW Coinvestment Agreement

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PERMITTED TRANSFEREE means any future shareholder in the Company who has acquired its Shares pursuant to a transfer of such Shares in accordance with clause 1.2 of Schedule 3;

PREFERRED EQUITY CERTIFICATE AGREEMENTS means the agreements in the agreed form between the Company and each Shareholder (including, for the avoidance of doubt, the preferred equity certificate agreement between MEIF and the Company) under which the Shareholders lend money to the Company;

PREFERRED EQUITY CERTIFICATES means the preferred equity certificates of the Company constituted by the Preferred Equity Certificate Agreements or the nominal amount of them for the time being outstanding or a specific proportion of them, as the context may require;

PRO RATA PROPORTION has the meaning given in paragraph 2.6 of Schedule 3;

PROPOSED TRANSFEREE has the meaning given in paragraph 3.1 of Schedule 3;

PURCHASING SHAREHOLDERS has the meaning given in paragraph 2.8 of Schedule 3;

QUALIFYING CORPORATE CAPITAL means all corporate capital of the Company acquired pursuant to clauses 2.1, 2.2 and 13.3(a);

REGULATORY ACTION means:

(a)   any order of a court of competent jurisdiction; or

(b) any order, decision or conclusive view made, given or expressed by a competent supranational, governmental or regulatory authority or agency; or

(c)   an enactment of a legislative body which:

      (i) materially prohibits or restricts completion of the Share Purchase Agreement; or

      (ii) would materially prohibit or restrict the carrying on of the business of the Company as contemplated by this Agreement;

REMAINING OFFERED SECURITIES has the meaning given in paragraph 2.6 of Schedule
3;

RESERVED SHAREHOLDER MATTERS has the meaning given in clause 7.1;

SALE SECURITIES has the meaning given in paragraph 2.1 of Schedule 3;

SECURITIES means Shares and/or Preferred Equity Certificates;

SHARES means ordinary shares of(euro)25 nominal value each in the capital of the Company;

SHAREHOLDERS means, for so long as they hold Shares in the Company, MEIF and the Coinvestors and any person to whom any of the Shares may be issued or transferred in accordance with the Articles and this Agreement;

                           SEW Coinvestment Agreement

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SHARE PURCHASE AGREEMENT means the agreement in the agreed form to be entered into between the Company, MBL and Macquarie Leasing (UK) Limited in relation to the purchase by the Company of certain shares in the Parent and the subscription for certain loan notes as set out in Recital B;

SPA means the agreements in the agreed form to be entered into between each of the Shareholders and MEIF UK regarding the purchase by the Shareholders of the entire issued share capital of the Company;

SUBSIDIARY shall have the meaning ascribed to that expression by sections 736 and 736A of the Companies Act 1985;

TRANSFER DETAILS has the meaning given in paragraph 2.2 of Schedule 3;

TRANSFEREE has the meaning given in paragraph 2.9 of Schedule 3;

TRANSFEROR has the meaning given in paragraph 2.1 of Schedule 3; and

WRITTEN OFFER has the meaning given in paragraph 2.2 of Schedule 3.

STATUTORY PROVISIONS

1.2 Except where the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time.

CLAUSES AND SCHEDULES

1.3 Except where the context requires otherwise, references to clauses, paragraphs and Schedules are to clauses, paragraphs or schedules to this Agreement.

SINGULAR/PLURAL

1.4 Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include companies.

HEADINGS

1.5 Headings are inserted for convenience only and shall not affect the construction of this Agreement or its Schedules.

AGREED FORM

1.6 Any reference to an agreed form is to the form of the relevant document agreed between all the Shareholders, or to a substantially similar form, signed on the Shareholders' behalf for the purpose of identification either before the signature of this Agreement (with such

                           SEW Coinvestment Agreement
      amendments (if any) as may subsequently be provided for in this Agreement) or subsequently.

EXERCISE OF POWERS OF CONTROL

1.7 Where any obligation pursuant to this Agreement is expressed to be undertaken or assumed by any Shareholder, such obligation shall be construed as requiring the Shareholder concerned to exercise all rights and powers of control over the affairs of any other person which that Shareholder is able to exercise (whether directly or indirectly) in order to secure performance of such obligation.

PERMITTED TRANSFEREES AND GROUP MEMBERS

1.8 The rights and obligations of a party pursuant to this Agreement shall, in relation to a party, extend to and incorporate any Permitted Transferee or any member of the same Group of such party.

2.    ESTABLISHMENT OF JOINT VENTURE

2.1 Each of the Shareholders have acquired from MEIF UK the number of Shares set out below against its name pursuant to the SPA which constitute the entire issued share capital of the Company:

            SHAREHOLDER               NUMBER OF SHARES    PERCENTAGE OF SHARES
                                                                   (%)
[REDACTED PURSUANT TO CONFIDENTIAL
TREATMENT REQUEST]                           125                 16.6445

[REDACTED PURSUANT TO CONFIDENTIAL           125                 16.6445
TREATMENT REQUEST]

MEIF                                         501                 66.7110
                                             ---                --------
Total                                        751                100.0000

2.2 Each of the Shareholders has agreed to subscribe for Preferred Equity Certificates issued by the Company pursuant to the Preferred Equity Certificate Agreements in the amount set out below against its name on the terms of the Preferred Equity Certificate between that Shareholder and the
      Company:

            SHAREHOLDER               AMOUNT TO BE SUBSCRIBED    PERCENTAGE OF PREFERRED
                                              (pound)            EQUITY CERTIFICATES (%)
[REDACTED PURSUANT TO CONFIDENTIAL
TREATMENT REQUEST]                          13,924,227                   16.6445

[REDACTED PURSUANT TO CONFIDENTIAL          13,924,227                   16.6445
TREATMENT REQUEST]

MEIF                                        55,808,303                   66.7110
                                            ----------                  --------
Total                                       83,656,757                  100.0000

CONFIDENTIAL TREATMENT REQUESTED BY MACQUARIE INFRASTRUCTURE COMPANY TRUST AND MACQUARIE INFRASTRUCTURE COMPANY LLC

                           SEW Coinvestment Agreement

2.3   If a Shareholder:

      (a) fails to pay up subscription monies under its Preferred Equity Certificate Agreement with the Company in accordance with the terms of and by the date specified in that Agreement; and/or

      (b)   fails to pay up acquisition funds on Shares pursuant to the SPA;

            then such Shareholder agrees to severally indemnify the Company and each other Shareholder (NON-DEFAULTING SHAREHOLDER) against any and all loss, damage, cost, liability, demand, charge or expense (including legal fees) suffered or incurred by the Company and/or the Non-Defaulting Shareholders in connection with or arising out of the failure of the Company to complete the Share Purchase Agreement.

3.    PURPOSE OF THE COMPANY

      The business of the Company shall be to acquire and hold the Parent Securities.

4.    RELATED AGREEMENTS

      The parties shall ensure that immediately upon execution of this
      Agreement:

      (a) the Company enters into the Sale and Purchase Agreement and all agreements and documents ancillary thereto;

      (b) the Shareholders shall and the Company shall procure that MEIF UK enters into the SPA; and

      (c) the Company and the Shareholders enter into the Preferred Equity Certificate Agreements.

5.    THE BOARD AND MANAGEMENT

SUPERVISION BY THE BOARD

5.1 The Board shall (subject to the requirements of clause 7) be responsible for the overall direction and supervision of the Company.

5.2 Subject to the requirements of any relevant law which provides otherwise, the Board shall be responsible for all decisions relating to the management of the Company except for Reserved Shareholder Matters.

5.3 The Board of Managers shall be appointed by MEIF, acting through its delegate, the Adviser (and such other person who may be acting as manager of MEIF from time to time). The Shareholders authorise MEIF and irrevocably grant a power of attorney to it to exercise any right to vote attaching to their shares in relation to the appointment of

                           SEW Coinvestment Agreement
      directors including the execution of forms of proxy and/or powers of attorney to ensure that MEIF is able to exercise such powers.

6.    APPOINTMENT OF THE ADVISER

      Each Shareholder agrees to procure the appointment of the Adviser and the Adviser agrees to accept such appointment on the terms set out herein and pursuant to separate Advisory Agreements between each Shareholder and the Adviser.

7.    RESERVED MATTERS

USE OF POWERS

7.1 The Shareholders shall use their respective powers to ensure, so far as they are legally able, that no action or decision is taken (whether by the Board, the Company, any subsidiary of the Company or any of the officers or managers of the Company or any subsidiary) relating to any of the matters specified in clause 7.2 (RESERVED SHAREHOLDER MATTERS) unless such matter is approved by a resolution of Shareholders at a general meeting of the Company. At the general meeting the outcome of the resolution will be determined by the majority of Shareholders representing both (i) three-quarters of the corporate capital and (ii) greater than three-quarters of the Qualifying Corporate Capital in the case of the Reserved Shareholder Matters in clause 7.2(a), (b) or (c) or all of the Shareholders in the case of the Reserved Shareholder Matters in clause 7.2(d), provided in each case that the relevant notice requirements imposed by Luxembourg law for the holding of meetings are satisfied.

RESERVED SHAREHOLDER MATTERS

7.2   The Reserved Shareholder Matters are:

      (a)   altering the Articles;

      (b) changing the issued share capital or Preferred Equity Certificates of the Company or the rights attaching thereto;

      (c) except as required by law, the placing of the Company in liquidation or other external administration or dissolution of the Company; and

      (d) the Company engaging in a business other than investing directly or indirectly in SEW or realising such investment.

MEETINGS OF SHAREHOLDERS

7.3 General meetings of Shareholders shall take place in accordance with the applicable provisions of the Articles including on the basis that the notice of meeting shall set out in reasonable detail the matters to be discussed (unless the Shareholders agree otherwise) and shall entitle a Shareholder to attend in person or by proxy.

                           SEW Coinvestment Agreement

8.    FINANCIAL MATTERS

AUDITORS

8.1 The auditors of the Company shall be PricewaterhouseCoopers or such firm of accountants as may be agreed from time to time by the Board.

ACCOUNTING REFERENCE DATE

8.2 The accounting reference date of the Company shall be 31 March and each Financial Year of the Company shall end on 31 March in each year or such other date as the Shareholders may from time to time determine.

DISTRIBUTION OF CASH

8.3 Each Shareholder will use all powers vested in it as a shareholder of the Company to procure that and the Company shall procure that the Parent, subject always to the Company and the Parent (as the case may be) having retained, in the opinion of its directors, sufficient financial resources to meet its normal and foreseeable working capital requirements for the following financial year and having made adequate provision for liabilities in accordance with International Accounting Standards consistently applied (and having respected the legal reserve foreseen by Luxembourg company law), the Parent shall make to the Company and the Company will make to the Shareholders the maximum possible distributions of available cash each year, whether by repayment of interest or capital on Shareholder loans, cash settlement or other payments pursuant to the Preferred Equity Certificates, by way of interest, dividends or otherwise.

      Any distribution by the Company to Shareholders, whether by way of interest, dividend or otherwise shall be made in accordance with the terms of the Preferred Equity Certificate Agreements and otherwise pro rata according to their respective holdings of Shares.

ACCOUNTING PRINCIPLES

8.4 Without prejudice to the Company's obligations to draw up and submit to the Shareholders annual financial statements and, as the case may be, consolidated accounts in accordance with Luxembourg law, the Company's accounts shall be prepared in accordance with International Accounting Standards.

9.    EXPENSES

9.1   Company expenses

      In addition to any other right of indemnity which it may have under this Agreement or at law, the Adviser and its delegates and agents shall be indemnified and entitled to be reimbursed for, or have paid, in each case, by the Company on demand, all reasonable costs incurred in relation to the proper performance of its powers and duties under this Agreement or in relation to the administration of the Company (in either case, whether by

                           SEW Coinvestment Agreement
      the Adviser or any permitted delegate or agent of the Adviser) ("Costs"). This includes but is not limited to reasonable Costs as incurred in connection with:

      (a) the administration of the Company, including travel and accommodation expenses and expenses in connection with any register or the valuation of any asset of the Company or the Company as a whole;

      (b) borrowing arrangements on behalf of the Company or guarantees in connection with the Company, including hedging costs;

      (c) the admission of the Company to and compliance with the listing rules of any stock exchange;

      (d) convening and holding meetings of Shareholders, holders of Preferred Equity Certificates or other interests in the Company, the implementation of any resolutions and communications with Shareholders or option holders and attending any meetings of the Company;

      (e) taxes (including any amount charged by a supplier of goods or services or both to the Adviser by way of or as a reimbursement for
            VAT) and financial institution fees;

      (f) the engagement of agents (including real estate agents and managing agents), valuers, contractors and advisers (including accounting, auditing, consulting, financial, tax and legal advisers) whether or not the agents, valuers, contractors or advisers are Associates of the Adviser provided that the arrangements with Associates shall be on an arm's length basis and only for services that the Adviser is not already obliged to provide pursuant to its advisory agreement with any Coinvestor;

      (g) preparation and audit of the taxation returns, financial statements and accounts of the Company;

      (h) termination of this Agreement (other than due to the Adviser's default under this Agreement) and the retirement or removal of the Adviser and the appointment of a replacement (but only if the Board requests the Adviser to perform functions in relation to the appointment of the replacement);

      (i) any court proceedings, arbitration or other dispute concerning the Company and/or the Adviser (other than in respect of actions successfully brought against the Adviser or any employee, agent or contractor of the Adviser);

      (j) all damages, expenses, payments, legal and other costs and disbursements incurred by the Adviser in relation to or in connection with any claim, dispute or litigation arising as a result of or in connection with any untrue representation or warranty contained in any document relating to any investment by the Company and any offering document for any bond issue or other borrowing except where the claim, dispute or litigation arises out of the negligence, fraud or wilful default

                           SEW Coinvestment Agreement
            of, or breach of this Agreement by, the Adviser or any employee, agent or contractor of the Adviser; and

      (k) recording, managing and resolving disputes, except in circumstances where the dispute is between the Company and the Adviser and the dispute is resolved or determined in favour of the Company, in which case any expenses paid or reimbursed under this clause must be repaid.

10.   TAX MATTERS

CO-OPERATION

10.1 Each of the Shareholders agrees to co-operate, and undertakes to procure that its subsidiaries shall co-operate, to such extent as may be reasonably requested in connection with the making of any returns, claims, or elections for taxation purposes by the Company in relation to the taxation affairs of the Company or the Company's Group.

RESIDENCE

10.2 Each of the Shareholders agrees with the Company and each other Shareholder that the Company shall at all times be resident in Luxembourg for tax purposes and shall not be resident in any other country for tax purposes.

11.   REGULATORY MATTERS

CO-OPERATION

11.1 The parties shall co-operate with each other and the Adviser to ensure that all information necessary or desirable for making (or responding to any requests for further information following) any notification or filing made in respect of this Agreement, or the transactions contemplated by it, is supplied to the party dealing with such notification and filing and that they are properly, accurately and promptly made.

REGULATORY ACTION

11.2 If any Regulatory Action material to the Company or its Business is taken or threatened, the Shareholders shall promptly meet to discuss the situation and the action to be taken as a result and whether any modification to the terms of this Agreement (or any agreement entered into pursuant to this Agreement) should be made in order that any requirement (whether as a condition of giving any approval, exemption, clearance or consent or otherwise) of any regulatory authority may be reconciled with, and within the intended scope of, the business arrangement contemplated by this Agreement. The Shareholders shall co-operate to give effect to any agreed modifications.

                           SEW Coinvestment Agreement

12.   TRANSFER

GENERAL

12.1 The provisions of this clause 12 and Schedule 3 apply in relation to any transfer or proposed transfer of Securities in the Company.

RESTRICTION ON TRANSFER

12.2 Except as permitted by the provisions of Schedule 3 no Shareholder (nor any member of its Group) shall:

      (a)   transfer any Securities;

      (b) grant, declare, create, deal in or dispose of any right, obligation or interest in any Securities; or

      (c) create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance (save for any arising by operation of law) over any Securities.

TRANSFER OF SHARES - CONCURRENT REQUIREMENTS

12.3 No Shareholder shall transfer any Shares, the Company shall not register any transfer of Shares and the Shareholders shall procure that no transfer of Shares is registered by the Managers, unless the transferring Shareholder concurrently:

      (a) assigns its rights and obligations under its Preferred Equity Certificate Agreement in the same proportion as the proportion of the Shareholder's total Shares being transferred by that Shareholder; and/or

      (b) to the extent that the proposed transferee of such Shares is not already a party to this Agreement, subject to such party entering into a Deed of Adherence.

ASSIGNMENT OF RIGHTS UNDER PREFERRED EQUITY CERTIFICATE AGREEMENT

12.4 No Shareholder shall assign any proportion of its rights and obligations under its Preferred Equity Certificate Agreement to any assignee unless the assigning Shareholder concurrently transfers to the assignee, in accordance with this clause 12 and Schedule 3, the same proportion of the Shareholder's total Shares as the proportion of the Shareholder's rights and obligations under the Preferred Equity Certificate Agreement which the Shareholder seeks to assign to the assignee.

13.   ISSUE OF NEW SECURITIES

13.1 Subject to clause 13.3, the Shareholders shall procure that the Company does not issue any new shares or Preferred Equity Certificates (or similar instruments) in itself or cause or allow any new shares in any subsidiary to be issued (NEW SHARES) unless it has first invited the Shareholders to subscribe for the New Shares pro rata to their current holdings

                           SEW Coinvestment Agreement
      of Shares. If a Shareholder does not subscribe for its pro rata entitlement to the New Shares or any portion thereof within thirty (30) Business Days of the Company issuing an invitation to subscribe, the Shareholders shall procure that the Company invites MEIF to subscribe for the New Shares which have not been subscribed for (the UNSOLD SHARES). MEIF shall have seven (7) Business Days to subscribe for the Unsold Shares. If MEIF does not subscribe for any number of the Unsold Shares within seven (7) Business Days, the Company shall invite Non-MEIF Shareholders to subscribe for those Unsold Shares (the REMAINING UNSOLD SHARES). In the event that Non-MEIF Shareholders deliver notices to subscribe for more than the number of Remaining Unsold Shares, the Company shall allot the Remaining Unsold Shares in accordance with the ratio of the amount of Remaining Unsold Shares subscribed for by such Non-MEIF Shareholder to the total number of Remaining Unsold Shares subscribed for by all Non-MEIF Shareholders, provided that each accepting Non-MEIF Shareholder shall be entitled to subscribe for a minimum of the lesser of its Pro Rata Proportion and the proportion that the number of Remaining Unsold Shares subscribed for by the Non-MEIF Shareholder bears to the total number of Remaining Unsold Shares. For the purposes of this clause 13, PRO RATA PROPORTION means, with respect to each Non-MEIF Shareholder, that number of Securities which equals the Remaining Unsold Shares multiplied by a fraction the numerator of which shall be the number of Shares owned by such Non-MEIF Shareholder and the denominator of which shall be the aggregate number of Shares owned by all Non-MEIF Shareholders.

13.2 Subject to clause 13.3, if there are any Remaining Unsold Shares remaining after the procedure in clause 13.1 has been completed, the Company may issue those Remaining Unsold Shares on the same terms and conditions as offered to the Shareholders pursuant to clause 13.1 to a third party within seven (7) Business Days, provided that the third party executes a Deed of Adherence.

13.3 The Company shall be free to issue New Shares (and the Shareholders shall not be entitled to participate in or restrict any such issue):

      (a) to any third party or parties nominated by the Adviser in order to fund the purchase of the Retained Shares (as defined in paragraph
            4.3 of Schedule 3); or

      (b) in relation to up to 5 per cent of the fully diluted share capital of any subsidiary (whether by way of option, issue or otherwise) to employees, consultants and directors of the Company (or any of its subsidiaries); or

      (c) pursuant to any group re-structuring or reorganisation which results in the Company directly or indirectly owning before such event, the same economic rights in such subsidiary after such event, as it did before provided that to the extent that the proposed subscriber for such New Shares is not already a party to this Agreement, it executes a Deed of Adherence.

                           SEW Coinvestment Agreement

14.   FURTHER ASSURANCE

14.1 So far as it is legally able, each Shareholder agrees with the other Shareholders to exercise all voting rights and powers (direct or indirect) available to it in relation to any person and/or the Company to ensure that the provisions of this Agreement (and the other agreements referred to in this Agreement) are completely and punctually fulfilled, observed and performed and generally that full effect is given to the principles set out in this Agreement.

15.   NON-ASSIGNMENT

15.1 No Shareholder, nor the Company, nor any guarantor shall, nor shall purport to, assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under this Agreement nor grant, declare, create or dispose of any right or interest in it in whole or in part (otherwise than pursuant to a transfer of Shares or assignment of rights and obligations under a Shareholder's Preferred Equity Certificate Agreement in accordance with the terms of this Agreement).

16.   WAIVER OF RIGHTS

16.1 No waiver by a party of a failure by the other party to perform any provision of this Agreement operates or is to be construed as a waiver in respect of any other failure whether of a like or different character.

17.   AMENDMENTS

17.1 A variation of this Agreement (or of any of the documents referred to in it) is valid only if it is in writing and signed by or on behalf of each party (except that a variation of any provision of this Agreement which only affects the respective rights and obligations of the Shareholders as between themselves does not need the Company's agreement).

18.   INVALIDITY

18.1 If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement.

19.   NO PARTNERSHIP OR AGENCY

19.1 Nothing in this Agreement (or any of the arrangements contemplated by it) is or shall be deemed to constitute a partnership between the Shareholders nor, except as may be expressly set out in it, constitute any party the agent of the other for any purpose.

19.2  Unless the Shareholders agree otherwise in writing, none of them shall:

      (a) enter into any contracts or commitments with third parties as agent for the Company or for any of the other Shareholders; or

                           SEW Coinvestment Agreement

      (b) describe itself as such an agent or in any way hold itself out as being such an agent.

20.   ANNOUNCEMENTS

20.1 No formal public announcement or press release in connection with the signature or subject matter of this Agreement shall (subject to clause 20.2) be made or issued by or on behalf of any party or any member of its Group without the prior written approval of the Shareholders (such approval not to be unreasonably withheld or delayed).

20.2 If a party has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority, the relevant party shall give the other parties every reasonable opportunity to comment on any announcement or release before it is made or issued (provided that this shall not have the effect of preventing the party making the announcement or release from complying with its legal and/or stock exchange obligations).

21.   COSTS

21.1 Each of the Shareholders shall pay its own legal and accountancy costs, charges and expenses (including taxation) incurred in connection with negotiating, preparing and implementing this Agreement and the transactions contemplated by it.

22.   NO RELIANCE

22.1 No party has relied or has been induced to enter into this Agreement in reliance on any representation, warranty or undertaking which is not expressly set out or referred to in this Agreement.

22.2 A party may claim in contract for breach of warranty under this Agreement but no party shall have any claim or remedy in respect of misrepresentation (whether negligent or otherwise and whether made prior to, and/or in, this Agreement) or untrue statement made by the other party. Liability for, or any remedy in respect of, fraudulent misrepresentation is not excluded.

23.   CONFLICT WITH ARTICLES

SUPREMACY OF THIS AGREEMENT

23.1 If the provisions of this Agreement conflict with the Articles, the provisions of this Agreement shall prevail as between the Shareholders. The Shareholders shall:

      (a) exercise all voting and other rights and powers available to them to give effect to the provisions of this Agreement; and

      (b) (if necessary) ensure that any required amendment is made to the Articles.

                           SEW Coinvestment Agreement

24.   DURATION

24.1 This Agreement shall terminate upon a resolution being passed to wind-up the Company in accordance with this agreement. In such event, the Shareholders shall endeavour to agree a suitable basis for dealing with the Company's interests and assets. Subject to this clause 24, the Shareholders shall co-operate (but without any obligation to provide any additional finance) with a view to enabling all existing obligations of the Company to be completed insofar as the Company's resources allow.

25.   NOTICES

NOTICES

25.1 Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be:

      (a)   sent by fax to the relevant number set out in clause 25.2; or

      (b) delivered by hand or sent by courier to the relevant address in clause 25.2.

      In each case it shall be marked for the attention of the relevant party set out in clause 25.2 (or as otherwise notified from time to time under this Agreement), with a copy to MEIF as set out in that clause. Any notice given by hand delivery, fax or courier shall be deemed to have been duly given:

      (c)   if hand delivered, when delivered;

      (d)   if sent by fax, twenty four (12) hours after the time of despatch;

      (e) if sent by courier, on the fourth Business Day from the date of posting unless there is evidence that it was received earlier than this and provided that, where the delivery or transmission occurs after 6 pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 am on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

NOTICE DETAILS

25.2  The addresses and fax numbers of the parties for the purpose of clause
      25.1 are:

      (a)   COINVESTORS:

            (i)   [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

            ADDRESS: [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

CONFIDENTIAL TREATMENT REQUESTED BY MACQUARIE INFRASTRUCTURE COMPANY TRUST AND MACQUARIE INFRASTRUCTURE COMPANY LLC


                           SEW Coinvestment Agreement

            Attention: [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

            Fax:  [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

            (ii)  [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

            Address: [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

            Attention: [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

            Fax:  [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

      (b)   MEIF:

            Address: 398, route d'Esch, L-1471

            Attention:

            Fax:

            with a copy to the Adviser

      (c)   The Company:

            Address: 5, rue Guillaume Kroll, L-1882

            Attention: Gerard Becquer

            Fax: +352 48 18 28 3941

            with a copy to the Adviser

      (d)   The Adviser:

            Address: Level 30, CityPoint, 1 Ropemaker Street, London EC2Y 9HD
                     United Kingdom

            Attention: Annabelle Helps

            Fax: +44 20 7065 2041

                           SEW Coinvestment Agreement


CONFIDENTIAL TREATMENT REQUESTED BY MACQUARIE INFRASTRUCTURE COMPANY TRUST AND MACQUARIE INFRASTRUCTURE COMPANY LLC

ENGLISH LANGUAGE

25.3 All notices or formal communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

26.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

27.   RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

27.1 The parties intend that this Agreement may be enforced pursuant to the Contracts (Rights of Third Parties) Act 1999 by the Adviser, to the extent that this Agreement grants rights to the Adviser.

27.2 No person who is not a party to this Agreement, other than the Adviser, shall have rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

28.   GOVERNING LAW AND JURISDICTION

28.1 This Agreement shall be governed by and construed in accordance with the laws of England (without prejudice to the mandatory provisions of Luxembourg law) and shall be subject to the exclusive jurisdiction of the English Courts.

AS WITNESS this Agreement has been signed by the duly authorised representatives of the parties the day and year first before written.

                           SEW Coinvestment Agreement

                                   SCHEDULE 1

                                DEED OF ADHERENCE

THIS DEED is made on [               ]

BY [        ] of [                   ] (the COVENANTOR) [and

BY [        ] of [                   ] (the GUARANTOR)]

WHEREAS:

(A)   On [      ] 2004 the persons in the schedule hereto entered into a
      shareholders' agreement governing their relationship as shareholders in Macquarie Luxembourg Water S.A.R.L (the COMPANY) and establishing the manner in which the affairs of the Company would be conducted (the SHAREHOLDERS' AGREEMENT).

(B) The Covenantor wishes to become a party to the Shareholders' Agreement immediately upon acquiring certain Securities in the Company and wishes to amend the Shareholders' Agreement with the effect that the Covenantor becomes a party thereto and as such assumes the rights and obligations of a Shareholder under the Shareholders' Agreement.

(C) [The Covenantor is a member of the Guarantors Group and the Guarantor has agreed to guarantee the obligations of the Covenantor under the Shareholders' Agreement.](1)

NOW THIS DEED WITNESSES as follows:

INTERPRETATION

1. Words and expressions defined in the Shareholders' Agreement shall, unless the context otherwise requires, have the same meanings when used in this Deed.

ADHERENCE

2. The Covenantor hereby covenants to and undertakes with each of the other persons in the schedule to this Deed and with each such other person who may from time to time expressly adhere to the Shareholders' Agreement (by way of execution of a deed or by way of novation) to be bound by and comply in all respects with the Shareholders' Agreement and to assume the benefits of the Shareholders' Agreement, as if the Covenantor had executed the Shareholders' Agreement and was named as an original party thereto.

---------------

(1) Clauses in square brackets will apply where paragraph 6(b) of Schedule 3 of the Shareholders' Agreement requires a guarantor.

                           SEW Coinvestment Agreement

RETRANSFER

3. The Covenantor and the Guarantor hereby undertake to each other Shareholder and to the Company that, if the Covenantor ceases or proposes to cease to be a member of the Guarantor's Group the Covenantor will forthwith transfer all its interests in any securities in the Company and assign its rights and obligations under its Preferred Equity Certificate Agreement to the Guarantor or to another member of the Guarantor's Group.

GUARANTEE

4. The Guarantor hereby irrevocably and unconditionally guarantees the performance by the Covenantor of all of its obligations under this Deed, the Shareholders' Agreement.

CONTINUING GUARANTEE

5. The guarantee given in this Deed shall be continuing and shall extend to the performance in full of all obligations guaranteed hereunder, regardless of any intermediate payment or discharge in whole or in part or performance in part.

WAIVER OF DEFENCES

6. The liabilities and obligations of the Guarantor shall remain in force notwithstanding any act, omission, neglect, event or matter whatsoever whether or not known to the Guarantor, the Covenantor, the Company, the Adviser or the other Shareholders (other than the full performance of all obligations guaranteed hereunder) and the foregoing shall apply, without limitation, in relation to:

      (a) anything which would have discharged the Guarantor (wholly or in part) whether as surety, co-obligor or otherwise or which would have afforded the Guarantor any legal or equitable defence;

      (b) any winding up, dissolution, reconstruction or reorganisation, legal limitation, disability, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by, the Covenantor or any other person; and

      (c) anything which renders the Covenantor's obligations invalid or unenforceable under the Shareholders' Agreement and any defence or counterclaim which the Covenantor may be able to assert against any of the other Shareholders, the Adviser or the Company.

NO IMPAIRMENT OF GUARANTOR'S OBLIGATIONS

7. Without limiting clause 6, none of the liabilities or obligations of the Guarantor under this Deed shall be impaired by the Company and other Shareholders agreeing with the Covenantor any amendment, variation, assignment, novation or departure (however substantial or material) of, to or from the Shareholders' Agreement so that any such amendment, variation, assignment, novation or departure (including any which may have

                           SEW Coinvestment Agreement
      been made before the signing of this Deed) shall, whatever its nature, be binding upon the Guarantor in all circumstances, notwithstanding that it may increase or otherwise affect the liability of the Guarantor.

8. Without limiting clause 6, none of the liabilities or obligations of the Guarantor under this Deed shall be impaired by the Company, the Adviser and other Shareholders agreeing with the Covenantor any amendment, variation, assignment, novation or departure (however substantial or material) of, to or from any agreement so that any such amendment, variation, assignment, novation or departure (including any which may have been made before the signing of this Deed) shall, whatever its nature, be binding upon the Guarantor in all circumstances, notwithstanding that it may increase or otherwise affect the liability of the Guarantor.

DEMANDS

9. Demands under this Deed may be made, and the liabilities and obligations of the Guarantor under this Deed may be enforced, irrespective of whether any demands, steps or proceedings are being or have been made or taken against the Covenantor and/or any third party.

RIGHTS SEVERAL

10. The rights of the Company and each Shareholder under this Deed shall be in all respects several and the failure of any one or more of them to perform obligations under the Shareholders' Agreement shall in no way affect the rights of the others of them under or in connection with this Deed. It shall not be necessary for the Company or any other Shareholder to be joined as an additional party in any proceedings by a Shareholder to protect or enforce its rights and interests under this Deed.

11. The rights of the Company, the Adviser and each Shareholder under this Deed shall be in all respects several and the failure of any one or more of them to perform obligations under the any agreement shall in no way affect the rights of the others of them under or in connection with this Deed. It shall not be necessary for the Company, the Adviser or any other Shareholder to be joined as an additional party in any proceedings by a Shareholder to protect or enforce its rights and interests, under this Deed.

INVALIDITY

12. If any provision of this Deed becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

13. The Adviser shall have the right to enforce this Deed pursuant to the Contracts (Rights of Third Parties) Act 1999. No person who is not a party to this Deed shall have the right to enforce any of its terms pursuant to the Contracts (Rights of Third Parties) Act 1999.

                           SEW Coinvestment Agreement

[AGENT FOR SERVICE OF PROCESS

14. The Guarantor shall, unless it is a Company incorporated in England and Wales, at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed of Adherence. Such agent shall be _______ ________ currently of ________ _________ and any writ, judgment or other notice of legal process shall be sufficiently served on the Guarantor if delivered to such agent at its address for the time being. The Guarantor irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Company requests the Guarantor to do so, the Guarantor shall promptly appoint another such agent with an address in England and so advise the Company. If following such request, the Guarantor fails to appoint another agent, the Company shall be entitled to appoint one on behalf of the Guarantor at the expense of the Guarantor.]

NOTICES

15. For the purpose of the Shareholders' Agreement the Covenantor's address for notices shall be as follows:

Address:

Fax No:

Telex No:

Addressed for the personal attention of:

SUBMISSION TO JURISDICTION

16. Each of the parties agrees that the Courts of England are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Deed.

GOVERNING LAW

17. This Deed shall be governed by and construed in accordance with English law without prejudice to the mandatory provisions of Luxembourg law.

                           SEW Coinvestment Agreement

                                   SCHEDULE 2

                             ARTICLES OF THE COMPANY

                           SEW Coinvestment Agreement

                                   SCHEDULE 3

                             TRANSFER OF SECURITIES

TRANSFER OF SECURITIES

RESALE OF SECURITIES

1.1 No Shareholder may transfer or agree to transfer any Securities other than in accordance with the provisions of this Schedule 3 and clause 12. Any transfer or purported transfer made in breach of this Schedule 3 or clause 12 shall be void ab initio and of no effect and shall be disregarded by the Company. Each of the Shareholders undertakes to procure, so far as it is able, that each Manager shall exercise his power to cause the Company to refuse to register any transfer of Securities not made in accordance with this Agreement.

1.2 Subject to compliance with clauses 12.3 and/or 12.4 and paragraph 6 below, a Shareholder may at any time transfer any of the Securities held by it to a company which:

      (a) (where the transferor is one of the parties itself) is a wholly-owned Subsidiary of that party; or

      (b) (where the transferor is a Subsidiary) is either the party of which the transferor is a Subsidiary or is another wholly-owned Subsidiary of that party; or

      (c) to a trust, managed investment scheme or collective investment scheme managed or advised by a party referred to in paragraph (a) or
            (b) or of which a party referred to in paragraph (a) or (b) is a trustee or responsible entity or managed or advised by a manager or adviser of the said Shareholder,

      and the remainder of this Schedule (other than paragraph 6) will not apply to any such transfer of Shares provided that if at any time a Shareholder ceases to be any of (a) or (b) or (c) above, the Securities will be transferred back to the original Shareholder.

RIGHTS OF FIRST REFUSAL ON A PROPOSED TRANSFER BY A SHAREHOLDER

2.1 Subject to paragraph 1 above and paragraph 3 below, a Shareholder intending to transfer or to agree to transfer any or all of the Securities it owns (the TRANSFEROR) shall not do so unless it has first made a conditional offer (on the same terms and conditions as those it originally proposed to transfer such Securities) to sell those Securities (the SALE SECURITIES) to each other Shareholder in accordance with the remainder of this Schedule 3, and such offer has not been accepted by the other Shareholders in respect of all of the Sale Securities.

2.2 Copies of any offer made by the Transferor pursuant to paragraph 2.1 above shall be delivered to the Company and each other Shareholder and shall consist of a conditional written offer (the WRITTEN OFFER) to sell to each other Shareholder the Sale Securities then subject to a bona fide cash offer from a third party (the OFFERED SECURITIES). Those copies shall have attached to them a statement of intention to transfer to a third party, the third

                           SEW Coinvestment Agreement
      party's name and address, the number of Offered Securities involved in the proposed transfer and the terms and conditions (including, without limitation, the price to be paid) of the transfer (the TRANSFER DETAILS).

2.3 Subject to paragraph 2.5, each other Shareholder shall be entitled to accept the Written Offer in respect of any or all of the Offered Securities by giving written notice (the NOTICE) to the Transferor and to the Company within thirty (30) Business Days after receipt of the Written Offer. Such Notice shall specify the number of Offered Securities to be purchased by such accepting Shareholder. The completion of any sale and purchase of Offered Securities by the Transferor to accepting Shareholders shall be conditional on all the Offered Securities being sold to one or more accepting Shareholders.

2.4 The Notice must specify a date for completion of the sale and purchase, which shall not be more than thirty (30) Business Days after the date upon which the Notice was given.

2.5 In the event that MEIF delivers a Notice in respect of some or all of the Offered Securities, such Offered Securities shall be sold (subject to satisfaction of the condition in paragraph 2.3) to MEIF by the Transferor, in priority to any other accepting Shareholder.

2.6 To the extent there are unsold Offered Securities (REMAINING OFFERED SECURITIEs) after taking into account the Offered Securities (if any) sold to MEIF pursuant to paragraph 2.5, the Remaining Offered Securities will be sold (subject to satisfaction of the condition in paragraph 2.3) pursuant to this paragraph 2.6. In the event that Non-MEIF Shareholders deliver Notices to accept more than the number of Remaining Offered Securities, such Remaining Offered Securities shall be sold to each such accepting Non-MEIF Shareholder by the Transferor in accordance with the ratio of the amount of Remaining Offered Securities accepted by such Non-MEIF Shareholder to the total number of Remaining Offered Securities accepted in Notices delivered by all Non-MEIF Shareholders provided that each accepting Non-MEIF Shareholder shall be entitled to be sold a minimum of the lesser of its Pro Rata Proportion and the proportion that the number of Remaining Offered Securities subscribed for by the Non-MEIF Shareholder bears to the total number of Remaining Offered Securities. For the purposes of this paragraph 2.6, PRO RATA PROPORTION means, with respect to each Non-MEIF Shareholder, that number of Shares which equals the Remaining Offered Securities multiplied by a fraction the numerator of which shall be the number of Shares owned by such Non-MEIF Shareholder and the denominator of which shall be the aggregate number of Shares owned by all Non-MEIF Shareholders.

2.7   The purchase price for the Offered Securities sold pursuant to paragraphs
      2.5 and 2.6 shall be the price set out in the Transfer Details. The purchase price shall be paid in cash or, if so provided in the Transfer Details, cash and deferred cash consideration in the same proportions and with the same terms of deferred consideration as set out in the Transfer Details.

2.8 Completion of the sale and purchase of the Offered Securities sold to Shareholders (PURCHASING SHAREHOLDERS) pursuant to paragraphs 2.5 and 2.6 shall take place at the offices of the Company or another location agreed between the Transferor and each

                           SEW Coinvestment Agreement

      Purchasing Shareholder. The purchase price, to the extent comprised of cash, shall be paid, and documents evidencing any deferred consideration shall be delivered, at completion. At completion, the Transferor shall deliver to each Purchasing Shareholder the certificates and, if applicable, duly executed stock transfer forms in the name of the Purchasing Shareholder relating to the Offered Securities being purchased by that Purchasing Shareholder.

2.9 If the Offered Securities are not sold to Shareholders pursuant to paragraphs 2.5 and 2.6, the Transferor may transfer the Offered Securities to the prospective transferee (the TRANSFEREE) named in the Transfer Details attached to the Written Offer in respect of those Offered Shares in accordance with the terms set out in those Transfer Details within thirty (30) Business Days after expiry of the Written Offer provided that:

      (a) the transfer shall be made only in strict accordance with the terms set out in the Transfer Details; and

      (b) clause 12.3 and paragraphs 4 and 6 of this Schedule are complied with.

DRAG-ALONG RIGHTS

3.1 If at any time MEIF wishes to transfer (other than as part of an intra-Group reorganisation or to a partner of Macquarie European Infrastructure Fund LP or upon a listing of MEIF) all (but not some only) of its Securities to any person for cash (the PROPOSED TRANSFEREE), all Non-MEIF Shareholders promise to sell to the Proposed Transferee all (but not some only) of the Securities (and all other interests in the Company including rights and obligations under the Non-MEIF Shareholders' Preferred Equity Certificates, as the case may be) held by the Non-MEIF Shareholders (including any Securities issued after the date on which MEIF serves the Drag-Along Request (as defined in paragraph 3.2)) at the price per Share and/or Preferred Equity Certificate) and on the same terms and conditions offered by the Proposed Transferee to MEIF. All the Non-MEIF Shareholders undertake to perform such promise subject only to MEIF exercising its right (the DRAG-ALONG RIGHTS) to require them to do so. Each Non-MEIF Shareholder agrees to take all steps necessary to comply with the provisions of this paragraph 3.1 and to facilitate the exercise of a Drag-Along Right, including selling their Securities to a Proposed Transferee if required to do so pursuant to this paragraph 3.1.

3.2 To exercise a Drag-Along Right, MEIF shall give to each Non-MEIF Shareholder a written request (DRAG-ALONG REQUEST) containing:

      (a)   the name and address of the Proposed Transferee;

      (b) the offered price per Share (and offered price for each Non-MEIF Shareholder's rights and obligations under its Preferred Equity Certificate Agreement, as the case may be), and

      (c) the terms of payment and other material terms and conditions of the Proposed Transferee's offer (including the terms and conditions relating to the concurrent

                           SEW Coinvestment Agreement
            sale by MEIF of its rights and obligations under its Preferred Equity Certificate Agreement to the Transferee, pursuant to clause 12.3).

3.3 On the date of sale by MEIF to the Proposed Transferee or, if later, within thirty (30) Business Days of service of a Drag-Along Request, each Non-MEIF Shareholder shall then be obliged to sell its Shares on the terms and conditions contained in the Drag-Along Request (including as to completion of the transaction or assignment of rights and obligations under its Preferred Equity Certificate Agreement) and otherwise in accordance with this Agreement.

      TAG-ALONG RIGHTS

4.1 Subject to clause 4.3 if at any time MEIF wishes to transfer (other than as part of an intra-group re-organisation or a transfer to a partner of Macquarie European Infrastructure Fund LP) any of its Securities to a Proposed Transferee, MEIF will not be permitted to transfer said Securities unless the Proposed Transferee shall:

      (a) have offered to purchase from the Coinvestors all the Securities held by the Coinvestors on the same terms and conditions as the offer to purchase the Securities of MEIF; and

      (b) in respect of any Coinvestor who wishes to take up the offer referred to in paragraph (a) above, acquire from such Coinvestor the Securities they hold, or such proportion as they wish to sell pro-rata, at the relevant price simultaneously with the acquisition from MEIF of the Securities to be sold.

4.2 Subject to clause 4.3, if at any time the whole or a significant majority of the shares in a subsidiary are proposed to be transferred (other than as part of any group re-structuring or re-organisation which results in the Company owning before such event, the same economic rights in such subsidiary after such event, as it did before), the parties shall, to the extent they are able, procure that such transfer shall not be permitted unless the proposed transferee shall:

      (a) have offered to purchase from the Coinvestors all the Securities held by the Coinvestors on equivalent economic terms and conditions (as nearly as can be and having regard to any other interests of the Company other than the subsidiary being sold) as the offer to purchase the shares in the subsidiary; and

      (b) in respect of any Coinvestor who wishes to take up the offer referred to in paragraph (a) above, acquire from such Coinvestor the Securities they hold, or such proportion as they wish to sell pro-rata, at the relevant price simultaneously with the acquisition of the shares of the subsidiary to be sold.

4.3 For the avoidance of doubt, the provisions of paragraphs 4.1 and 4.2 of this Schedule 3 shall not apply to any sale by Macquarie Leasing (UK) Limited (or any other member of the same Group as MBL) of all or any of its 24.9% interest in the Parent at the date of this Agreement ("the RETAINED SHARES").

                           SEW Coinvestment Agreement

4.4 The Company shall use all reasonable endeavours to procure that in the event that Macquarie Leasing (UK) Limited proposes to transfer any of the Retained Shares to anyone other than the Company or any member of the same Group as MBL:

      (a) any such transfer is done on economic terms which are no more favourable to those upon which the Company acquired the Parent Securities (taking into account and adjusting for any material event which may have occurred between the date of this Agreement and the date of any such sale); and

      (b) any such transferee shall be required to enter into an agreement, substantially in the form of the Deed of Adherence, agreeing to be bound by the terms of this Agreement as if the Retained Shares were Shares and the transferee was a party to this Agreement and named herein as a Coinvestor.

SPECIFIC PERFORMANCE

5. The Company and the Shareholders hereby acknowledge that it is not possible to measure in money the damages which will accrue to the parties by reason of the failure of any Shareholder or the Company to observe any of the obligations in this Schedule 3. Therefore, the Company and the Shareholders shall have the right to specific performance of those obligations or other equitable remedies, and if any party shall institute any action or proceedings to enforce the provisions of this Agreement, both the Company and the Shareholders, as applicable, hereby waive any claim or defence that the party instituting the action or proceedings has an adequate remedy in damages.

ADHERENCE TO THIS AGREEMENT BY TRANSFEREES

6. Any Shareholder wishing to effect a transfer of its Securities in accordance with the terms of this Agreement shall:

      (a)   procure that the transferee executes a Deed of Adherence; and

      (b) except in the case of transfers by MEIF or as agreed to by the Company, if the transfer is to a member of the transferring Shareholder's Group, guarantee to the Company by deed the due performance of the transferee's obligations under this Agreement in terms agreed by the Board;

                           SEW Coinvestment Agreement

                                   SCHEDULE 4

                                 THE COINVESTORS

                         NAME                                                            ADDRESS
                         ----                                                            -------
[REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]    [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]




[REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]    [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

CONFIDENTIAL TREATMENT REQUESTED BY MACQUARIE INFRASTRUCTURE COMPANY TRUST AND MACQUARIE INFRASTRUCTURE COMPANY LLC

                           SEW Coinvestment Agreement

                                  ATTESTATIONS

Executed and delivered as a deed by
[REDACTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]        )
acting by:                                                   )

Executed and delivered as a deed by                          )
[REDACTED PURSUANT TO CONFIDENTIAL
TREATMENT REQUEST]                                           )
acting by:                                                   )

Executed and delivered as a deed by                          )
MEIF LUXEMBOURG HOLDINGS SA                                  )

Executed and delivered as a deed by                          )
MACQUARIE INVESTMENT MANAGEMENT (UK) LIMITED                 )
acting by two directors/                                     )

Executed and delivered as a deed by                          )
MACQUARIE LUXEMBOURG WATER S.A.R.L.                          )
acting by:                                                   )

CONFIDENTIAL TREATMENT REQUESTED BY MACQUARIE INFRASTRUCTURE COMPANY TRUST AND MACQUARIE INFRASTRUCTURE COMPANY LLC


                           SEW Coinvestment Agreement

                                  ATTESTATIONS

Executed and delivered as a deed by                          )
[REDACTED PURSUANT TO CONFIDENTIAL
TREATMENT REQUEST]                                           )
acting by:                                                   )

Executed and delivered as a deed by                          )
[REDACTED PURSUANT TO CONFIDENTIAL
TREATMENT REQUEST]                                           )
acting by:                                                   )

Executed and delivered as a deed by                          )
MEIF LUXEMBOURG HOLDINGS SA                                  )

Executed and delivered as a deed by                          )
MACQUARIE INVESTMENT MANAGEMENT (UK) LIMITED                 )
acting by two directors/                                     )
one director and the company secretary                       )

Executed and delivered as a deed by                          )
MACQUARIE LUXEMBOURG WATER S.AR.L.                           )
acting by:                                                   )


 CONFIDENTIAL TREATMENT REQUESTED BY MACQUARIE INFRASTRUCTURE COMPANY TRUST AND
                      MACQUARIE INFRASTRUCTURE COMPANY LLC

                           SEW Coinvestment Agreement

                                  ATTESTATIONS

Executed and delivered as a deed by                          )
[REDACTED PURSUANT TO CONFIDENTIAL
TREATMENT REQUEST]                                           )
acting by:                                                   )

Executed and delivered as a deed by                          )
[REDACTED PURSUANT TO CONFIDENTIAL
TREATMENT REQUEST]                                           )
acting by:                                                   )

Executed and delivered as a deed by                          )
MEIF LUXEMBOURG HOLDINGS SA                                  )

Executed and delivered as a deed by                          )
MACQUARIE INVESTMENT MANAGEMENT (UK) LIMITED                 )
acting by two directors /                                    )
one director and the company secretary                       )

Executed and delivered as a deed by                          )
MACQUARIE LUXEMBOURG WATER S.A.R.L.                          )
acting by:                                                   )

 CONFIDENTIAL TREATMENT REQUESTED BY MACQUARIE INFRASTRUCTURE COMPANY TRUST AND
                      MACQUARIE INFRASTRUCTURE COMPANY LLC

                           SEW Coinvestment Agreement